Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 1, of our report dated September 21, 2020, relating to the balance sheets of Decarbonization Plus Acquisition Corporation as of December 31, 2019 and December 31, 2018, and the related statements of operations, changes in stockholder’s equity and cash flows for the years then ended, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
September 30, 2020